Exhibit 99.1

ANNEX A

 The Trust Student Loan Pool as of December 31, 2016

The trust student loans owned by the trust were originally selected from a portfolio of consolidation student loans owned by Student Loan Marketing Association by employing several criteria, including requirements that each trust student loan as of the original cutoff date:

•
was guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	was more than 120 days past the final disbursement;

•	was not more than 210 days past due;

•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the original cutoff date was subject to the depositor’s or the Student Loan Marketing Association’s prior obligation to sell that loan to a third party. The Student Loan Marketing Association was dissolved on December 31, 2004 and all of its obligations were assumed by its affiliate, SLM Education Credit Finance Corporation.

Unless otherwise specified, all information with respect to the trust student loans is presented as of July 31, 2016, which is the statistical disclosure date.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical disclosure date.  The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $2,213,042 to be capitalized as of the statistical disclosure date.  Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding.  The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans.  For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan.  The following tables reflect those loan segments within the number of loans.  In addition, 6 borrowers have more than one trust student loan.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical disclosure date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans and in rates of principal reduction.  Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical disclosure date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferment and forbearance periods.
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The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of trust student loans.

Percentages and dollar amounts in any table may not total 100% of the trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF THE STATISTICAL DISCLOSURE DATE
Aggregate Outstanding Principal Balance	$619,620,585
Aggregate Outstanding Principal Balance – Treasury Bill	$82,717,167
Percentage of Aggregate Outstanding Principal Balance – Treasury Bill	13.35%
Aggregate Outstanding Principal Balance – One-Month LIBOR	$536,903,417
Percentage of Aggregate Outstanding Principal Balance – One-Month LIBOR	86.65%
Number of Borrowers	16,404
Average Outstanding Principal Balance Per Borrower	$37,773
Number of Loans	28,499
Average Outstanding Principal Balance Per Loan – Treasury Bill	$30,244
Average Outstanding Principal Balance Per Loan – One-Month LIBOR	$20,839
Weighted Average Remaining Term to Scheduled Maturity	179 months
Weighted Average Annual Interest Rate	7.32%

We determined the weighted average remaining term to maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to the preliminary remarketing memorandum.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments.  The weighted average spread for special allowance payments to the 91-day Treasury bill rate was 3.10% as of the statistical disclosure date.

The weighted average spread for special allowance payments to the one-month LIBOR rate was 2.64% as of the statistical disclosure date.  See “Special Allowance Payments” in Appendix A to the preliminary remarketing memorandum.

For these purposes, the 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.
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DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER INTEREST RATES AS OF THE STATISTICAL DISCLOSURE DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	0	$0	0.0%
3.01% to 3.50%	2	74,454	*
3.51% to 4.00%	2	55,134	*
4.01% to 4.50%	0	0	0.0
4.51% to 5.00%	15	103,015	*
5.01% to 5.50%	430	5,639,974	0.9
5.51% to 6.00%	2,612	40,198,777	6.5
6.01% to 6.50%	5,376	93,212,639	15.0
6.51% to 7.00%	8,407	160,931,473	26.0
7.01% to 7.50%	1,697	38,167,906	6.2
7.51% to 8.00%	3,825	103,136,500	16.6
8.01% to 8.50%	5,271	144,108,812	23.3
Equal to or greater than 8.51%	862	33,991,901	5.5

Total	28,499	$619,620,585	100.0%
* Represents a percentage greater than 0% but less than 0.05%.

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical disclosure date.  Because trust student loans with different interest rates are likely to be repaid at different rates, this information is not likely to remain applicable to the trust student loans after the statistical disclosure date.  See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools – Sallie Mae’s Student Loan Financing Business” in the original prospectus.
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DISTRIBUTION OF THE TRUST STUDENT LOANS BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF THE STATISTICAL DISCLOSURE DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	1,711	$4,049,576	0.7%
$ 5,000.00-$ 9,999.99	2,278	17,438,667	2.8
$10,000.00-$14,999.99	1,993	24,587,055	4.0
$15,000.00-$19,999.99	1,402	24,361,862	3.9
$20,000.00-$24,999.99	1,298	29,140,961	4.7
$25,000.00-$29,999.99	1,116	30,586,491	4.9
$30,000.00-$34,999.99	883	28,650,044	4.6
$35,000.00-$39,999.99	707	26,487,531	4.3
$40,000.00-$44,999.99	593	25,189,230	4.1
$45,000.00-$49,999.99	540	25,595,633	4.1
$50,000.00-$54,999.99	451	23,597,861	3.8
$55,000.00-$59,999.99	418	24,056,373	3.9
$60,000.00-$64,999.99	333	20,767,644	3.4
$65,000.00-$69,999.99	295	19,872,488	3.2
$70,000.00-$74,999.99	273	19,760,534	3.2
$75,000.00-$79,999.99	224	17,349,201	2.8
$80,000.00-$84,999.99	212	17,458,162	2.8
$85,000.00-$89,999.99	173	15,121,119	2.4
$90,000.00-$94,999.99	151	13,979,453	2.3
$95,000.00-$99,999.99	113	11,013,443	1.8
$100,000.00 and above	1,240	200,557,258	32.4

Total	16,404	$ 619,620,585	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS BY DELINQUENCY STATUS AS OF THE STATISTICAL DISCLOSURE DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days	26,883	568,300,430	91.7%
31-60 days	616	18,677,174	3.0
61-90 days	249	8,253,483	1.3
91-120 days	169	4,772,028	0.8
121-150 days	124	3,323,793	0.5
151-180 days	94	4,024,444	0.6
181-210 days	66	2,332,417	0.4
Greater than 210 days	298	9,936,816	1.6

Total	28,499	$619,620,585	100.0%

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DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL DISCLOSURE DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	121	$35,459	*
4 to 12	514	443,034	0.1%
13 to 24	700	1,817,905	0.3
25 to 36	722	2,898,020	0.5
37 to 48	1,178	6,094,139	1.0
49 to 60	2,006	11,996,601	1.9
61 to 72	2,702	17,867,756	2.9
73 to 84	1,448	12,685,553	2.0
85 to 96	1,223	12,646,487	2.0
97 to 108	1,151	14,944,701	2.4
109 to 120	1,744	26,454,514	4.3
121 to 132	2,945	62,343,935	10.1
133 to 144	1,818	50,486,850	8.1
145 to 156	1,409	38,549,239	6.2
157 to 168	1,224	39,825,049	6.4
169 to 180	1,424	41,878,059	6.8
181 to 192	1,612	48,650,016	7.9
193 to 204	829	29,168,235	4.7
205 to 216	715	27,524,513	4.4
217 to 228	557	25,738,812	4.2
229 to 240	598	26,679,561	4.3
241 to 252	492	23,556,414	3.8
253 to 264	332	17,770,609	2.9
265 to 276	226	12,161,539	2.0
277 to 288	187	11,908,415	1.9
289 to 300	193	14,260,236	2.3
301 to 312	167	13,641,801	2.2
313 to 324	34	2,656,269	0.4
325 to 336	49	4,484,353	0.7
337 to 348	43	4,499,116	0.7
349 to 360	84	9,655,359	1.6
361 and above	52	6,298,034	1.0

Total	28,499	$619,620,585	100.0%

* Represents a percentage greater than 0% but less than 0.05%.

We have determined the number of months remaining to scheduled maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools –Sallie Mae’s Student Loan Financing Business” in the original prospectus.
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DISTRIBUTION OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	1,109	$29,556,837	4.8%
Forbearance	1,808	64,180,033	10.4
Repayment
First year in repayment	393	21,899,310	3.5
Second year in repayment	406	23,346,945	3.8
Third year in repayment	507	24,434,948	3.9
More than 3 years in repayment	24,276	456,202,513	73.6

Total	28,499	$619,620,585	100.0%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical disclosure date.  The borrower:

•	may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•	may be currently required to repay the loan – repayment.

See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools –Sallie Mae’s Student Loan Financing Business” in the original prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 111.1 calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical disclosure date.
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SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE
	Scheduled Months in Status Remaining
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	17.6	-	207.7
Forbearance	-	4.0	212.6
Repayment	-	-	172.2

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future.  Of the $29,556,837 aggregate outstanding principal balance of the trust student loans in deferment as of the statistical disclosure date, $19,343,294 or approximately 65.4% of such loans are to borrowers who had not graduated as of that date.  We expect that a significant portion of these loans could qualify for additional deferments or forbearances at the end of their current deferment periods as the related borrowers continue their education beyond their current degree programs.  As a result, the overall duration of any applicable deferment and forbearance periods as well as the likelihood of future deferment and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans.  See Appendix A to the original prospectus.
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GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS AS OF THE STATISTICAL DISCLOSURE DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	335	$8,445,285	1.4%
Alaska	51	645,926	0.1
Arizona	591	13,744,986	2.2
Arkansas	325	6,309,306	1.0
California	3,294	80,914,109	13.1
Colorado	619	12,016,109	1.9
Connecticut	230	4,442,160	0.7
Delaware	68	1,253,992	0.2
District of Columbia	120	3,398,705	0.5
Florida	1,537	39,415,934	6.4
Georgia	1,063	26,467,830	4.3
Hawaii	87	1,568,387	0.3
Idaho	178	3,549,469	0.6
Illinois	1,384	26,690,982	4.3
Indiana	409	7,334,847	1.2
Iowa	218	3,539,916	0.6
Kansas	699	13,034,539	2.1
Kentucky	222	4,556,617	0.7
Louisiana	1,051	23,388,602	3.8
Maine	87	1,687,822	0.3
Maryland	544	13,637,200	2.2
Massachusetts	439	8,610,087	1.4
Michigan	929	22,004,191	3.6
Minnesota	781	12,832,799	2.1
Mississippi	395	8,205,845	1.3
Missouri	903	18,619,403	3.0
Montana	82	1,483,223	0.2
Nebraska	126	2,714,115	0.4
Nevada	229	4,829,729	0.8
New Hampshire	84	1,369,648	0.2
New Jersey	421	10,327,482	1.7
New Mexico	105	2,598,616	0.4
New York	1,109	25,055,986	4.0
North Carolina	486	11,152,447	1.8
North Dakota	22	375,087	0.1
Ohio	165	2,756,692	0.4
Oklahoma	781	15,090,066	2.4
Oregon	674	15,937,508	2.6
Pennsylvania	616	12,197,297	2.0
Rhode Island	40	1,134,996	0.2
South Carolina	286	6,675,645	1.1
South Dakota	40	793,447	0.1
Tennessee	680	14,883,620	2.4
Texas	2,878	60,603,907	9.8
Utah	116	2,575,413	0.4
Vermont	21	554,161	0.1
Virginia	660	13,546,104	2.2
Washington	1,298	24,934,424	4.0
West Virginia	75	1,490,424	0.2
Wisconsin	651	13,726,270	2.2
Wyoming	37	685,716	0.1
Other	258	5,813,514	0.9

Total	28,499	$619,620,585	100.0%
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We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer’s records as of the statistical disclosure date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments.  Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan.  The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The servicer makes available to borrowers of student loans it holds (including the trust student loans) payment terms that may result in the lengthening of the remaining term of the student loans.  For example, not all of the loans sold to the trust provide for level payments throughout the repayment term of the loans.  Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans.  Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis.  The servicer also offers an income-sensitive repayment plan, under which repayments are based on the borrower’s income.  Under that plan, ultimate repayment may be delayed up to five years.  Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans.  These programs are applicable to the trust student loans and may be offered by the servicer to related borrowers at its discretion.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL DISCLOSURE DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment	13,044	$228,577,256	36.9%
Other Repayment Options(1)	15,455	391,043,329	63.1

Total	28,499	$619,620,585	100.0%
(1) Includes, among others, graduated repayment and interest-only period loans.

With respect to interest-only loans, as of the statistical disclosure date, there are 518 loans with an aggregate outstanding principal balance of $23,917,597 currently in an interest-only period.  These interest-only loans represent approximately 3.9% of the aggregate outstanding principal balance of the trust student loans.  Interest-only periods range up to 48 months in overall length.

The servicer may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical disclosure date.  If repayment terms are offered to and accepted by those borrowers, the weighted average life of the securities could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN TYPE AS OF THE STATISTICAL DISCLOSURE DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	14,140	$274,843,508	44.5%
Unsubsidized	14,359	344,777,077	55.6

Total	28,499	$619,620,585	100.0%

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The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE STATISTICAL DISCLOSURE DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier	98	$2,472,804	0.4%
October 1, 1993 through June 30, 2006	28,401	617,147,781	99.6
July 1, 2006 and later	0	0	0.0

Total	28,499	$619,620,585	100.0%

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Guaranty Agencies for the Trust Student Loans.  The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY GUARANTY AGENCY AS OF THE STATISTICAL DISCLOSURE DATE
Name of Guaranty Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance	1,963	$25,828,056	4.2%
College Assist	82	1,324,767	0.2
Educational Credit Management Corporation	1,361	32,514,285	5.2
Great Lakes Higher Education Corporation	993	22,726,830	3.7
Illinois Student Assistance Commission	1,280	23,654,837	3.8
Kentucky Higher Education Assistance Authority	134	2,585,482	0.4
Louisiana Office Of Student Financial Assistance	435	7,689,537	1.2
Michigan Guaranty Agency	601	12,872,606	2.1
Montana Guaranteed Student Loan Program	6	69,161	*
New Jersey Office Of Student Assistance	279	6,075,300	1.0
New York State Higher Education Services Corporation	1,573	32,325,533	5.2
Northwest Education Loan Association	1,078	19,317,254	3.1
Oklahoma Guaranteed Student Loan Program	838	15,562,911	2.5
Pennsylvania Higher Education Assistance Agency	2,866	61,472,284	9.9
Texas Guaranteed Student Loan Corporation	2,536	53,407,927	8.6
United Student Aid Funds, Inc.	12,474	302,193,816	48.8

Total	28,499	$619,620,585	100.0%
* Represents a percentage greater than 0% but less than 0.05%.

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SIGNIFICANT GUARANTOR INFORMATION

The information shown for the Significant Guarantor relates to all student loans, including but not limited to trust student loans, guaranteed by the Significant Guarantor.

We obtained the following information from various sources, including from the Significant Guarantor and/or from the Department of Education.  None of the depositor, Navient CFC, the servicer, their affiliates or the remarketing agent has audited or independently verified this information for accuracy or completeness.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. (“USA Funds”) was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960.  In accordance with its Certificate of Incorporation, USA Funds: (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students attending approved educational institutions; (ii) guaranteed education loans made pursuant to certain loan programs under the Higher Education Act, as well as loans made under certain private loan programs; and (iii) serves as the designated guarantor for education-loan programs under the Higher Education Act of 1965, as amended (“the Act”) in Arizona, Hawaii and certain Pacific Islands, Indiana, Kansas, Maryland, Mississippi, Nevada and Wyoming.

USA Funds contracts with Navient Solutions, LLC and Student Assistance Corporation. Student Assistance Corporation is a wholly owned subsidiary of Navient Solutions, LLC Navient Solutions, LLC and its subsidiaries are not sponsored by nor are they agencies of the United States of America.

USA Funds is the sole member of the Northwest Education Loan Association, a guarantor serving the states of Washington, Idaho and the Northwest.  USA Funds, Inc. became a member of Great Lakes Higher Education Corporation effective January 1, 2017.

For the purpose of providing loan guarantees under the Act, USA Funds has entered into various agreements (collectively, the “Federal Reinsurance Agreements”) with the U.S. Secretary of Education (the “Secretary”). Pursuant to the Federal Reinsurance Agreements, USA Funds serves as a “guaranty agency” as defined in Section 435(j) of the Act. The Act allows the Secretary, after giving the guaranty agency notice and the opportunity for a hearing, to terminate the Federal Reinsurance Agreements if the Secretary determines that the administrative or financial condition of the guaranty agency jeopardizes the agency’s continued ability to perform its responsibilities under its guaranty agreement, it is necessary to protect the federal financial interest, or to ensure the continued availability of loans to student- or parent- borrowers.

Reinsurance is paid to USA Funds by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USA Funds under the Act and the disbursement date of loans. The rate of reinsurance ranges from 100 percent to 75 percent of USA Funds’

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losses on default-claim payments made to lenders. The Consolidated Appropriations Act of 2016 provided for 100 percent reinsurance on all FFEL Program claims purchased beginning December 2015 and beyond.  Prior to that, the Higher Education Amendments of 1998 (the “1998 Reauthorization Law”) reduced the reinsurance coverage for loans in default made on or after Oct. 1, 1998, to a range from 95 percent to 75 percent based upon the annual default claims rate of the guaranty agency. Reinsurance on non-default claims remains at 100 percent.

The 1998 Reauthorization Law requires guaranty agencies to establish two (2) separate funds, a federal reserve fund (property of the United States) and an agency operating fund (property of the guaranty agency). The federal reserve fund is to be used to pay lender claims and to pay a default-aversion fee to the agency operating fund. The agency operating fund is to be used by the guaranty agency to pay its operating expenses.

On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), which ended the origination and guarantee of new loans under the Federal Family Education Loan Program, effective for loans whose first disbursement was after June 30, 2010. As a result of the statute, USA Funds will continue to administer a portfolio of outstanding FFELP loans, but no longer may guarantee new federal student loans.

As of September 30, 2014, USA Funds held net assets on behalf of the federal reserve fund of approximately $157 million. Through September 30, 2014, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $56.8 billion.  Also, as of September 30, 2014, USA Funds had operating fund assets totaling almost $1.3 billion, which includes the $157 million of net assets held on behalf of the Federal Reserve Fund.

USA Funds’ “reserve ratio” complies with the U.S. Department of Education definition, which is determined by dividing the fund balance reserves in a guarantor’s federal reserve fund, by the total amount of loans outstanding. Following this formula, the reserve ratio for the federal reserve fund administered by USA Funds for the last five fiscal years was as follows:

	Reserve Ratio
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	0.394%	0.354%	0.313%	0.277%	0.251%

USA Funds’ “recovery rate,” which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by USA Funds during the fiscal year by the aggregate amount of default claims paid by USA Funds outstanding at the end of the prior fiscal year. For the last five fiscal years, the “recovery rate” was as follows:

	Recovery Rate
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	32.17%	31.82%	30.55%	32.01%	34.93%
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USA Funds’ “loss rate” represents the percentage of claims purchased from lenders but not covered by reinsurance. For the last five fiscal years, the “loss rate” was as follows:

	Loss Rate
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	4.71%	4.73%	4.74%	4.73%	4.71%

In addition, USA Funds’ “claims rate” represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year, less amounts remitted to the Secretary for defaulted loans that are rehabilitated relative to USA Funds’ existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years, the “claims rate” was as follows:

	Claims Rate
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	1.69%	1.58%	1.41%	1.48%	0.60%

2003-1

APPENDIX A

Federal Family Education Loan Program

On March 30, 2010, the President of the United States signed into law the Health Care and Education Reconciliation Act of 2010 (“HCERA”) which terminated the Federal Family Education Loan Program, known as the FFELP, under Title IV of the Higher Education Act (the “HEA”), as of July 1, 2010. This appendix presents an abbreviated summary of the FFELP prior to its termination date. The new law does not alter or affect the terms and conditions of existing FFELP loans made before July 1, 2010 or the credit support related thereto.

This appendix and the remarketing memorandum describe or summarize the material provisions of Title IV of the HEA, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the HEA and the related regulations have been the subject of extensive amendments over the years.  We cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

General

The FFELP provided for loans to students who were enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the education loans and the holder of the loans are insured by a state or not-for-profit guaranty agency against:

•	default of the borrower;

•	the death, bankruptcy or permanent, total disability of the borrower;

•	closing of the borrower’s school prior to the end of the academic period;

•	false certification by the borrower’s school of his eligibility for the loan; and

•	an unpaid school refund.

Claims are paid from federal assets, known as “federal student loan reserve funds,” which are maintained and administered by state and not-for-profit guaranty agencies.  In addition, the holders of education loans are entitled to receive interest subsidy payments and special allowance payments from the United States Department of Education (which we refer to as the Department of Education) on eligible student loans.

Special allowance payments raise the yield to education loan lenders when the statutory borrower interest rate is below an indexed market value.  Subject to certain conditions, a program of federal reinsurance under the HEA entitles guaranty agencies to reimbursement from the Department of Education for between 75% and 100% of the amount of each guaranty payment.

Four types of student loans were authorized under the HEA:

•	Subsidized Stafford Loans to students who demonstrate requisite financial need;

•	Unsubsidized Stafford Loans to students who either did not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

•	Parent Loans for Undergraduate Students, known as “PLUS Loans,” to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

•	Consolidation Loans, which consolidate into a single loan a borrower’s obligations under various federally authorized education loan programs.

Before July 1, 1994, the HEA also authorized loans called “Supplemental Loans to Students” or “SLS Loans” to independent students and, under some circumstances, dependent graduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.

Legislative Matters

The federal education loan programs are subject to frequent statutory and regulatory changes. The most significant change to the FFELP was with the enactment of the HCERA, which terminated the FFELP as of July 1, 2010.

On December 23, 2011, the President signed the Consolidated Appropriations Act of 2012 into law. This law includes changes that permit FFELP lenders or beneficial holders to move the applicable index on which the special allowance payments are calculated for FFELP loans first disbursed on or after January 1, 2000.  The law allows owners of FFELP loans to elect to move the index from the three-month commercial paper rate to the one-month LIBOR index.  Such elections must be made by April 1, 2012.  Unless otherwise stated in the original prospectus, such election was made with respect to the related trust student loans underlying your notes.

Eligible Lenders, Students and Educational Institutions

Lenders who were eligible to make loans under the FFELP generally included banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guaranty agencies.  FFELP loans were made to, or on behalf of, a “qualified student.” A “qualified student” is an individual who

•	is a United States citizen, national or permanent resident;

•	has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution; and

•	is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing.

Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the HEA. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

Subject to program limits and conditions, education loans generally were made in amounts sufficient to cover the student’s estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution.  Generally, each loan applicant (and parents in the case of a dependent child) underwent a financial need analysis.

Special Allowance Payments

The HEA provides for quarterly special allowance payments to be made by the Department of Education to holders of education loans to the extent necessary to ensure that they receive at least specified market interest rates of return.  The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan.

The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

(1)	determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

(2)	subtracting the applicable borrower interest rate;

(3)	adding the applicable special allowance margin described in the table below; and

(4)	dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.
Date of First Disbursement	Special Allowance Margin
Before 10/17/86	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment
3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment and Forbearance
3.10% for PLUS, SLS and Consolidation Loans

For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

(1)	determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates or one-month London Inter-Bank Offered Rates (LIBOR), as applicable, quoted for that quarter;

(2)	subtracting the applicable borrower interest rate;

(3)	adding the applicable special allowance margin described in the table below; and

(4)	dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.
Date of First Disbursement	Special Allowance Margin
From 01/01/00 through 09/30/07	1.74% for Stafford Loans that are in In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment and Forbearance
2.64% for PLUS and Consolidation Loans
From 10/01/07 and after	1.19% for Stafford Loans that are In-School, Grace or Deferment
1.79% for Stafford Loans that are in Repayment and PLUS
2.09% for Consolidation Loans

For student loans disbursed on or after April 1, 2006, lenders are required to pay the Department of Education any interest paid by borrowers on student loans that exceeds the special allowance support levels applicable to such loans.

Special allowance payments are available on variable rate PLUS Loans and SLS Loans only if the variable rate, which is reset annually, exceeds the applicable maximum borrower rate. The variable rate is based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day Treasury bill for loans made on or after July 1, 1998.  The maximum borrower rate for these loans is between 9% and 12%. Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on and after January 1, 2000 was repealed.

Fees

Origination Fee.  An origination fee must be paid to the Department of Education for all Stafford and PLUS Loans originated in the FFELP. An origination fee is not paid on a Consolidation Loan. A 3% origination fee must be deducted from the amount of each PLUS Loan.

An origination fee may be, but is not required to be, deducted from the amount of a Stafford Loan according to the following table:
Date of First Disbursement	Maximum Origination Fee
Before 07/01/06	3.0%
From 07/01/06 through 06/30/07	2.0%
From 07/01/07 through 06/30/08	1.5%
From 07/01/08 through 06/30/09	1.0%
From 07/01/09 through 06/30/10	0.5%
From 07/01/10 and after	0.0%

Federal Default Fee. A federal default fee up to 1% (previously called an insurance premium) may be, but is not required to be, deducted from the amount of a Stafford or PLUS Loan. A federal default fee is not deducted from the amount of a Consolidation Loan.

Lender Loan Fee.  A lender loan fee is paid to the Department of Education on the amount of each loan disbursement of all FFELP loans. For loans disbursed from October 1, 1993 to September 30, 2007, the fee was 0.50% of the loan amount. The fee increased to 1% of the loan amount for loans disbursed on or after October 1, 2007.

Loan Rebate Fee.  A loan rebate fee of 1.05% is paid annually on the unpaid principal and interest of each Consolidation Loan disbursed on or after October 1, 1993. This fee was reduced to 0.62% for loans made from October 1, 1998 to January 31, 1999.

Stafford Loan Program

For Stafford Loans, the HEA provided for:

•	federal reimbursement of Stafford Loans made by eligible lenders to qualified students;

•
federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers’ making interest payments during in-school, grace and deferment periods; and

•	special allowance payments representing an additional subsidy paid by the Department of Education to the holders of eligible Stafford Loans.

We refer to all three types of assistance as “federal assistance”.

Interest.  The borrower’s interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.
Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans
From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%
From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)
From 07/01/06 through 06/30/08	6.8%	N/A	N/A
From 07/01/08 through 06/30/09	6.0% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate subsidized loans	6.0%, 6.8%	N/A
From 07/01/09 through 06/30/10	5.6% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate loans	5.6%, 6.8%	N/A

The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

•	the applicable maximum borrower rate

and

•	the sum of

•	the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

and

•	the applicable interest rate margin.

Interest Subsidy Payments.  The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

•	while the borrower is a qualified student,

•	during the grace period, and

•	during prescribed deferment periods.

The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The HEA provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the HEA, including the following:

•	satisfaction of need criteria, and

•	continued eligibility of the loan for federal insurance or reinsurance.

If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department of Education within that period.

Loan Limits.  The HEA generally requires that lenders disburse student loans in at least two equal disbursements.  The HEA limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.
	Dependent Students			Independent Students
Borrower’s Academic Level	Subsidized and Unsubsidized on or after 10/1/93	Subsidized and Unsubsidized on or after 7/1/07	Subsidized and Unsubsidized on or after 7/1/08	Additional Unsubsidized only on or after 7/1/94	Additional Unsubsidized only on or after 7/1/07	Additional Unsubsidized only on or after 7/1/08	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$2,625	$3,500	$5,500	$4,000	$4,000	$4,000	$9,500
2nd year	$3,500	$4,500	$6,500	$4,000	$4,000	$4,000	$10,500
3rd year and above	$5,500	$5,500	$7,500	$5,000	$5,000	$5,000	$12,500
Graduate (per year)	$8,500	$8,500	$8,500	$10,000	$12,000	$12,000	$20,500
Aggregate Limit:
Undergraduate	$23,000	$23,000	$31,000	$23,000	$23,000	$26,500	$57,500
Graduate (including undergraduate)	$65,500	$65,500	$65,500	$73,000	$73,000	$73,000	$138,500

For the purposes of the table above:
•	The loan limits include both FFELP and Federal Direct Lending Program (FDLP) loans.

•
The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

•
Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the third and fourth columns. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and cannot qualify for a PLUS Loan.

•	Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

•	The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

Repayment.  Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate FFELP loans totaling more than $30,000 in principal and unpaid interest are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts. Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower’s indebtedness. Outlined in the table below are the maximum repayment periods available based on the outstanding FFELP indebtedness.
Outstanding FFELP Indebtedness	Maximum Repayment Period
$7,500-$9,999	12 Years
$10,000-$19,999	15 Years
$20,000-$30,000	20 Years
$30,001-$59,999	25 Years
$60,000 or more	30 Years
Note: Maximum repayment period excludes authorized periods of deferment and forbearance.

In addition to the outstanding FFELP indebtedness requirements described above, the HEA currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed.  The HEA and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.  The 2007 legislation introduced an income-based repayment plan on July 1, 2009 that a student borrower may elect during a period of partial financial hardship and have annual payments that do not exceed 15% of the amount by which adjusted gross income exceeds 150% of the poverty line.  The Secretary repays or cancels any outstanding principal and interest under certain criteria after 25 years.

Grace Periods, Deferral Periods and Forbearance Periods.  After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period.  However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred while the borrower returns to school at least half-time.  Additional deferrals are available, when the borrower is:

•	enrolled in an approved graduate fellowship program or rehabilitation program;

•	seeking, but unable to find, full-time employment, subject to a maximum deferment of three years; or

•	having an economic hardship, as defined in the HEA, subject to a maximum deferment of three years; or

•
serving on active duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency, subject to a maximum deferral period of three years, and effective July 1, 2006 on loans made on or after July 1, 2001.

The HEA also permits, and in some cases requires, “forbearance” periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.  When a borrower ends forbearance and enters repayment, the account is considered current.  When a borrower exits grace, deferment or forbearance, any interest that has not been subsidized is generally capitalized and added to the outstanding principal amount.

PLUS and SLS Loan Programs

The HEA authorized PLUS Loans to be made to parents of eligible dependent students and graduate and professional students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Borrowers who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans, as well as some borrowers with extenuating circumstances. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

Loan Limits.  PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student’s education and other financial aid received, including scholarship, grants and other student loans.

Interest.  The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

•	the applicable maximum borrower rate

and

•	the sum of:

•	the applicable 1-year Index or the bond equivalent rate of 91-day Treasury bills, as applicable,

and

•	the applicable interest rate margin.

Under current law, PLUS Loans with a first disbursement on or after July 1, 2006 will return to a fixed annual interest rate of 8.5%.

Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.
Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06	8.5%	8.5%	N/A

A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

•	the borrower rate is set at the maximum borrower rate and

•	the sum of the average of the bond equivalent rates of 91-day Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on or after January 1, 2000 was repealed.

Repayment; Deferments.  Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, unless they use deferment available for the in-school period and the six-month post enrollment period. Deferment and forbearance provisions, maximum loan repayment periods, repayment plans and minimum payment amounts for PLUS and SLS loans are generally the same as those for Stafford Loans.

 Consolidation Loan Program

The enactment of HCERA ended new originations under the FFELP consolidation program, effective July 1, 2010.  Previously, the HEA authorized a program under which borrowers could consolidate one or more of their education loans into a single FFELP Consolidation Loan that was insured and reinsured on a basis similar to Stafford and PLUS Loans.  Consolidation Loans were made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally reinsured education loans incurred under the FFELP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders.  In general, a borrower’s eligibility to consolidate its federal education loans ends upon receipt of a Consolidation Loan.  With the end of new FFELP originations, borrowers with multiple loans, including FFELP loans, may only consolidate their loans under the FDLP.

Consolidation Loans made on or after July 1, 1994 have no minimum loan amount.  Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500.  For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins.  For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation.  Prior to July 1, 2006, married couples who agreed to be jointly and severally liable could apply for one Consolidation Loan.  In some cases, borrowers may enter repayment status while still in school and thereby become eligible to obtain a Consolidation Loan.

Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9% for loans originated before July 1, 1994.  For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent.  Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25%.  Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25%.

The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46%, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3%.  The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25%.  This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006.  The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper (financial) rate plus 2.64% for loans disbursed on or after January 1, 2000 and before July 1, 2006.  Public Law 112-74, dated December 23, 2011, allows FFELP lenders to make an election to permanently change the index for special allowance payment calculations on all FFELP loans in the lender’s portfolio (with certain exceptions) disbursed after January 1, 2000 from the three-month commercial paper (financial) rate to the one-month LIBOR index, commencing with the special allowance payment calculations for the calendar quarter beginning on April 1, 2012.  Lenders of FFELP Consolidation Loans pay a reinsurance fee to the U.S. Department of Education.  All other guarantee fees may be passed on to the borrower.

Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department of Education.  For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferment periods.  Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans.  In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferment periods.

No insurance premium is charged to a borrower or a lender in connection with a Consolidation Loan.  However, FFELP lenders must pay an origination fee to the Department of Education of 0.50% on principal of Consolidation Loans disbursed and a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% for Consolidation Loan applications received between October 1, 1998 and January 31, 1999.  The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been disbursed.  For applications received on or after January 1, 1993,

repayment schedule options include graduated or income-sensitive repayment plans.  Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower’s other eligible student loans outstanding.  The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date.  The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

Guaranty Agencies under the FFELP

Under the FFELP, guaranty agencies guarantee loans made by eligible lending institutions, paying claims from “federal education loan reserve funds.” These loans are insured as to 100% of principal and accrued interest against death or discharge.  The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies.

FFELP loans are also insured against default, with the percent insured dependent on the date of the related loan’s disbursement.  For loans made prior to October 1, 1993, lenders are insured against default for 100% of principal and accrued interest.  For loans disbursed from October 1, 1993 through June 30, 2006, lenders are insured against default for 98% of principal and accrued interest.  For loans disbursed on or after July 1, 2006, lenders are insured against default for 97% of principal and accrued interest.

The Department of Education reinsures guarantors for amounts paid to lenders on FFELP loans that are discharged or defaulted.  Under the HEA, the guaranty agencies by way of guaranty agreements entered in to with the Department of Education are, subject to conditions, deemed to have a contractual right against the United States during the life of the loan to receive reimbursement for these amounts.  The reimbursement rate on discharged loans is for 100% of the amount paid to the holder.  The reimbursement rate for defaulted loans decreases as a guarantor’s default rate increases.  The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year.  The second trigger is when the amount of defaults exceeds 9% of the loans in repayment.  Guaranty agency reinsurance rates are presented in the table below.
Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993 — September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%

After the Department of Education reimburses a guaranty agency for a default claim, the guaranty agency attempts to collect the loan from the borrower.  However, the Department of Education requires that the defaulted guaranteed loans be assigned to it when the guaranty agency is not successful.  A guaranty agency also refers defaulted loans to the Department of Education to “offset” any federal income tax refunds or other federal reimbursement that may be due the borrowers.  Some states have similar offset programs.

To be eligible for federal reinsurance, FFELP loans must meet the requirements of the HEA and the regulations issued thereunder.  Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required.  After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances, credit the borrower for payments made, and report the loan’s status to credit reporting agencies.  If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent.  The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guaranty agency.

A lender may submit a default claim to the guaranty agency after the related student loan has been delinquent for at least 270 days.  The guaranty agency must review and pay the claim within 90 days after the lender filed it.  The guaranty agency will pay the lender interest accrued on the loan for up to 450 days after delinquency.  The guaranty agency must file a reimbursement claim with the Secretary within 30 days after the guaranty agency paid the lender for the default claim.  Following payment of claims, the guaranty agency endeavors to collect the loan.  Guaranty agencies also must meet statutory and regulatory requirements for collecting loans.

If the Department of Education determines that a guaranty agency is unable to meet its insurance obligations, the holders of loans insured by that guaranty agency may submit claims directly to the Department of Education and the Department of Education is required to pay the full reimbursements amounts due, in accordance with claim processing standards no more stringent than those applied by the affected guaranty agency. However, the Department of Education’s obligation to pay reimbursement amounts directly in this fashion is contingent upon the Department of Education determining a guaranty agency is unable to meet its obligations. While there have been situations where the Department of Education has made such determinations regarding affected guaranty agencies, there can be no assurances as to whether the Department of Education must make such determinations in the future or whether payments of reimbursement amounts would be made in a timely manner.

Education Loan Discharges

FFELP loans are not generally dischargeable in bankruptcy.  Under the United States Bankruptcy Code, before an education loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship.  When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding.  If the borrower files under the “wage earner” provisions of the United States Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guaranty agency which guaranteed that loan and that agency then participates in the bankruptcy proceeding.  When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

Education loans are discharged if the borrower dies or becomes totally and permanently disabled.

If a school closes while a student is enrolled, or within 120 days after the student withdrew, loans made for that enrollment period are discharged.  If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged.  And if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.  Effective July 1, 2006, a loan is also eligible for discharge if it is determined that the borrower’s eligibility for the loan was falsely certified as a result of a crime of identity theft.

Rehabilitation of Defaulted Loans

The Department of Education is authorized to enter into agreements with a guaranty agency under which such guaranty agency may sell defaulted loans that are eligible for rehabilitation to an eligible lender.  For a loan to be eligible for rehabilitation the related guaranty agency must have received reasonable and affordable payments originally for 12 months which was reduced to 9 payments in 10 months effective July 1, 2006, and then the borrower may request that the loan be rehabilitated.  Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation.  Upon rehabilitation, a borrower is again eligible for all the benefits under the HEA for which he or she is not eligible as a borrower on a defaulted loan, such as new federal aid, and the negative credit record is expunged.  No education loan is eligible to be rehabilitated more than once.

The July 1, 2009 technical corrections made to the HEA under H.R. 1777, Public Law 111-39 provide authority, between July 1, 2009 through September 30, 2011, for a guaranty agency to assign a defaulted loan to the Department of Education depending on market conditions.

The Bipartisan Budget Act of 2013 reduced the charge that a guarantor may assess to a borrower to defray the collection cost for assisting a borrower with the rehabilitation of a defaulted FFELP loan. The change was effective for loans sold by a guarantor to an eligible lender on and after July 1, 2014.

Guarantor Funding

In addition to administering the federal reserve funds, from which claims are paid, guaranty agencies are charged with responsibility for maintaining records on all loans which they have insured (“account maintenance”), assisting lenders to prevent default by delinquent borrowers (“default aversion”), post-default loan administration and collections and program awareness and oversight.  These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement
Loan Processing and Issuance Fee	0.40% of the principal amount guaranteed, paid by the Department of Education
Account Maintenance Fee	Originally 0.10%, which was reduced to 0.06% on October 1, 2007, of the original principal amount of loans outstanding, paid by the Department of Education

Source	Basis
Default Aversion Fee
1% of the outstanding amount of loans submitted by a lender for default aversion assistance, minus 1% of the unpaid principal and interest paid on default claims, which is paid once per loan by transfers out of the Student Loan Reserve Fund

Collection Retention Fee
16% of the amount collected on loans on which reinsurance has been paid (10% or 18.5% of the amount collected for a defaulted loan that is purchased by a lender for consolidation or rehabilitation, respectively), withheld from gross receipts

The HEA requires guaranty agencies to establish two funds: a Federal Student Loan Reserve Fund and an Agency Operating Fund.  The Federal Student Loan Reserve Fund contains the payments received from the Department of Education and insurance premiums.  The fund is federal property and its assets may be used only to pay Default Aversion Fees.  Collection fees on defaulted loans are deposited into the Agency Operating Fund.  The Agency Operating Fund is the guaranty agency’s property and is not subject to strict limitations on its use.